SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2006
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 31, 2006, Timothy C. Hearne, Senior Vice President and Treasurer of New Jersey Natural Gas Company, a subsidiary of New Jersey Resources Corporation (the “Company”) entered into a Separation and Release Agreement (the “Agreement”) with the Company. Pursuant to the terms of the Agreement, Mr. Hearne voluntarily terminated his employment with the Company and its subsidiaries on August 31, 2006 and received payment for his earned salary and vacation, as well as a severance payment equal to sixteen months of his then-current salary and a bonus payment constituting his 2006 annual incentive bonus payment for which he would have been eligible if his employment with the Company continued. A copy of the Agreement is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished with this report on Form 8-K:

Exhibit
Number	Description

99.1	Separation and Release Agreement between the Company and Timothy C. Hearne, dated as of August 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 22, 2006	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer